UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2014

ATHERSYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Carnegie Avenue, Cleveland, Ohio	44115-2634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 431-9900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Athersys, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 17, 2014. Set forth below are the voting results for each of the matters submitted to a vote of the Company’s stockholders.

Proposal One - Election of Directors.

All nominees for election to the Company’s Board of Directors named in the Company’s proxy statement filed with the Securities and Exchange Commission on April 23, 2014 were elected, each to a one-year term, with the following vote:

	Shares Voted For	Shares Withheld	Broker Non-Votes
Gil Van Bokkelen	16,035,311	1,237,483	44,871,393
John J. Harrington	16,037,200	1,235,594	44,871,393
Kenneth H. Traub	15,994,776	1,278,018	44,871,393
Lee E. Babiss	16,015,492	1,257,302	44,871,393
Ismail Kola	10,826,224	6,446,570	44,871,393
Lorin J. Randall	15,710,397	1,562,397	44,871,393
Jack L. Wyszomierski	15,976,630	1,296,164	44,871,393

Proposal Two - Ratification of the Appointment of the Company’s Independent Auditors.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 with the following vote:

For	Against	Abstain
60,458,323	1,086,877	598,987

Proposal Three - Advisory Vote on Named Executive Officer Compensation.

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers with the following vote:

For	Against	Abstain	Broker Non-Votes
14,156,615	2,232,379	883,800	44,871,393

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHERSYS, INC.

By:	/s/ Laura K. Campbell
Laura K. Campbell
Vice President of Finance

Date: June 19, 2014